UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

ICAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350
Durham, North Carolina 27703

(Address of principal executive offices) (zip code)

(919) 941- 5206

(Registrant’s telephone number, including area code)

One Kendall Square, Building 200, Suite 2
Cambridge, Massachusetts 02139

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Effective as of September 28, 2015, Icagen, Inc. (the “Company”) entered into a Mutual Release and Settlement Agreement (the “Agreement”) with Joel J. Bellows (“Bellows”) and his law firm Bellows & Bellows PC. In connection therewith Bellows agreed to transfer to the Company 105,000 shares of Icagen Series A Preferred Stock owned by him, and the Company agreed to pay Bellows, in the aggregate, $1,650,000 (of which $600,000 is payable within thirty (30) days, $400,000 is payable on or before December 31, 2015 and the remaining $650,000 is payable over a six month period commencing January 31, 2016). The Agreement included mutual releases of claims each party had against the other in addition to the release by Bellows of claims he had pursued against several other individuals, including various officers and directors of Icagen. The parties also agreed to dismiss all other ongoing litigation between them with prejudice. The foregoing description of the Agreement is qualified in its entirety to the full text of the Agreement , a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The Information set forth in Item 1.01 is hereby incorporated by reference

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Mutual Release and Settlement Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2015	ICAGEN, INC.
(Registrant)

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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Exhibit Number	Description

10.1	Mutual Release and Settlement Agreement

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